UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)August 15, 2008

Diligent Board Member Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(212) 741-8181

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in the Registrant’s Certifying Accountant.

Effective as of August 15, 2008, Diligent Board Member Services, Inc. (the "Company") has engaged the accounting firm of Holtz, Rubenstein & Reminick, LLP as the principal accountant to audit the financial statements of the Company and its predecessor for fiscal years 2006 and 2007 and going forward. The Company has not consulted with Holtz, Rubenstein & Reminick, LLP on any matters prior to this engagement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2008, elected Hunter Cohen, age 51, as Executive Vice President and Chief Financial Officer. Subject to legal review, it is anticipated that Mr. Cohen will be granted 500,000 shares of the Company’s common stock par value $0.001 per share (“Common Stock”) under the Company’s 2007 Stock Incentive Plan. Prior to his employment by the Company, Mr. Cohen was the founder and CEO of CoNeXus Software, Inc. beginning in May 2003, a position which Mr. Cohen still continues to serve part-time, served as the President of Poster.com Inc. and worked as a private consultant with both public and private companies through a wholly owned sub S corporation during the last five years before joining the Company.

Effective August 15, 2008, the Company elected Robert Norton, age 66, as Executive Vice President, General Counsel and Corporate Secretary. Subject to legal review, it is anticipated that Mr. Norton will be granted 100,000 shares of the Company’s Common Stock under the Company’s 2007 Stock Incentive Plan. Prior to his employment by the Company, Mr. Norton served as the general counsel for Master Card International for 15 years and worked as a solo practitioner for the last five years before joining the Company.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Cohen or Mr. Norton and any other persons naming Mr. Cohen or Mr. Norton as an officer. There are no familial relationships between Mr. Cohen or Mr. Norton and any other officer or director of the Company. Since January 1, 2008, Mr. Cohen and Mr. Norton nor any immediate family member of Mr. Cohen or Mr. Norton has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Cohen or Mr. Norton or any immediate family member had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT BOARD MEMBER SERVICES, INC.

Date: August 20, 2008	By: /s/ Hunter Cohen
Hunter Cohen
Executive Vice President and Chief Financial Officer